Exhibit 99.1

Andina Gold Corp. Organizes Colombian Subsidiary

DENVER (Oct. 30, 2020) – Andina Gold Corp. (OTCQB: AGOL) (“Andina Gold” or the “Company”) today announced further development of the Company’s focus and strategy.

At its meeting on October 29, 2020, the Company’s Board of Directors reaffirmed its August 11 decision to shift away from the U.S. cannabis market and toward exploration opportunities in previously inaccessible districts of Colombia’s historically productive gold mining regions. At the August 11 meeting, as a step toward acting on its decision, the Company added two Directors to its Board, Mr. Carlos Andrés Hernández and Mr. Gary Artmont, who brought extensive experience in Colombian mining and mineral exploration. The new directors broadened the Company’s capabilities, which already included expertise in finance, capital market and international governmental and regulatory matters.

Andina Gold’s Colombian subsidiary, Andina Gold Colombia S.A.S., was duly established in August 2020 and now is qualified to conduct business in the country.

A private-placement financing of up to US$2.0 million for Andina Gold is currently underway, with an indicated closing date on or before November 30, 2020. The proceeds will be available for working capital, operating expenses and the development of gold concessions in Colombia as the Company prepares to explore and develop potential acquisitions. The sale of the Company’s Colorado cannabis assets is progressing, with several interested parties in discussions with the Company’s management.

As previously reported, as of October 22 the Company’s common stock is trading on the OTCQB® Venture Market under the Company’s new name and the ticker symbol “AGOL.” The stock’s new CUSIP number is 034215103. The AndinaGold.com website, currently under development, is expected to open for visitors in November.

For additional information, please contact the Company’s Investor Relations department by email at investors@andinagold.com or by telephone at +1 303 222 8092.

This press release is not an offer of securities, or a solicitation for purchase, subscription or sale of securities in the United States of America or in any other jurisdiction in which it would be unlawful to do so.

Forward-looking Statements
This press release may contain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 that involve known and unknown risks, uncertainties and other factors, including risk factors identified in the Company’s SEC filings, and which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Risks and uncertainties include, without limitation, changes in the regulatory environment affecting the sale and use of cannabis or hemp products and of other, potential lines of businesses that the Company will consider entering at a given time, demand for the Company’s products, internal funding and the financial condition of the Company, product roll-out, competition, our dependence upon our commercial partners, variations in the global commodities markets and other commercial matters involving the Company, its products and the markets in which the Company operates or seeks to enter, as well as general economic conditions. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Caution Regarding Cannabis Operations in the United States
Investors should note that there are significant legal restrictions and regulations that govern the cannabis industry in the United States. Marijuana, as defined in the U.S. Controlled Substances Act, remains a Schedule I drug under the respective act, making it illegal under federal law in the U.S. to, among other things, cultivate, distribute or possess cannabis. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the U.S. may form the basis for prosecution under applicable U.S. federal money laundering legislation. Please carefully review the Company’s SEC filings with respect to related risk factors.